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                                                                   EXHIBIT 10.20




                  THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 1998 STOCK OPTION PLAN FOR KEY EMPLOYEES AND THIS AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH PLAN IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

                                  CLIENTLOGIC HOLDING CORPORATION

                                      STOCK OPTION AGREEMENT

                                 1998 STOCK OPTION PLAN, AS AMENDED

                                        FOR KEY EMPLOYEES

                  The Board of Directors of ClientLogic Holding Corporation (the "Company") has adopted the Company's 1998 Stock Option Plan, as amended (the "Plan") for certain individuals, directors and key employees of the Company and its Related Entities. A copy of the Plan is being furnished to you concurrently with the execution of this Option Agreement and shall be deemed a part of this Option Agreement as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

             1.   Certain Definitions.

                  In addition to the terms specifically defined elsewhere herein and in the Plan, as used herein, the following terms will have the meanings indicated:

                  "Cause" shall have the meaning set forth in Section 8(d) of the Employment Agreement.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

                  "Permanent Disability" shall have the meaning set forth in
                  Section 8(b) of the Employment Agreement.

                  "Employment Agreement" shall mean that certain Employment Agreement, dated as of September 30, 1998, by and between ClientLogic Corporation (formerly CustomerONE Corporation), a Delaware Corporation and wholly-owned subsidiary of the Company, and you.

                  "First Option" shall have the meaning set forth in Section 2(a) hereof.


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                  "First Option Exercise Price" shall mean a price equal to
                  US$1.20 per share, subject to the adjustments and limitations set forth herein and in the Plan.

                  "First Option Grant Date" shall have the meaning set forth in
                  Section 2(a) hereof.

                  "First Option Shares" shall have the meaning set forth in
                  Section 2(a) hereof.

                  The term "including" when used herein shall mean "including, but not limited to".

                  "IRR" shall mean, as of any date, the compounded annual pre-tax rate of return earned by LLC2 on its direct and indirect investment in the Portfolio Company for the period from the date of investment to such date; provided that, for the purposes of determining the IRR, the return earned by LLC2 shall take into account the net proceeds of any disposition of the investment (in whole or in part), dividends, returns of capital and other distributions, whether received directly or indirectly by LLC2, but shall specifically exclude any management fees or remuneration payments.

                  "Liquidity Event" shall mean the first to occur of any of the following:

                           (i) any sale of all or substantially all of the assets of the Portfolio Company in an arm's-length transaction;

                           (ii) the liquidation or winding up of the Portfolio Company;

                           (iii) an initial public offering of the common shares or other equity securities of the Portfolio Company by way of prospectus, registration statement or similar document where, or in connection with which, such shares or securities are to become listed and posted for trading or quoted on at least one of (1) the Toronto Stock Exchange, (2) the Montreal Exchange, (3) the New York Stock Exchange, (4) the American Stock Exchange or (5) the National Market of the National Association of Securities Dealers Automated Quotation System, together with any such other stock exchange or exchanges as may be approved by the Board of Directors; or

                           (iv) a sale of all or substantially all of the shares of the Portfolio Company owned, directly or indirectly, by LLC2 (including any Affiliate of LLC2) in an arm's-length transaction.

                  "LLC2" shall mean Onex CustomerONE Holdings LLC, a Delaware limited liability company.

                  "Option" shall mean either of the First Option or the Second Option.


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                  "Options" shall mean, collectively, the First Option and the
                  Second Option.

                  "Option Shares" shall mean the First Option Shares and/or the Second Option Shares.

                  "Portfolio Company" shall mean the Company and its operating subsidiaries taken as a whole.

                  "Second Option" shall have the meaning set forth in Section 2(b) hereof.

                  "Second Option Exercise Price" shall mean a price equal to US$1.50 per share, subject to the adjustments and limitations set forth herein and in the Plan.

                  "Second Option Grant Date" shall have the meaning set forth in
                  Section 2(b) hereof.

                  "Second Option Shares" shall have the meaning set forth in
                  Section 2(b) hereof.

         2.       The Grants.

                  (a) Subject to the conditions set forth herein, the Company hereby grants to you, effective as of January 27, 1999 (the "First Option Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "First Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 583,333 shares of Common Stock (the "First Option Shares"), at the First Option Exercise Price. You should consult with your tax advisor concerning the proper reporting of any federal, state or foreign tax liability that may arise as a result of the grant or exercise of the First Option.

                  (b) Subject to the conditions set forth herein, the Company hereby grants to you, effective as of March 19, 1999 (the "Second Option Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the "Second Option"), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of 2,868 shares of Common Stock (the "Second Option Shares"), at the Second Option Exercise Price. You should consult with your tax advisor concerning the proper reporting of any federal, state or foreign tax liability that may arise as a result of the grant or exercise of the Second Option.

         3.       Exercise.

                  (a) For purposes of this Option Agreement, the First Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares" as described in this subsection. Twenty-five percent (25%) of the First Option Shares

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shall become "Vested Shares" on the second annual anniversary of the First
Option Grant Date and seventy-five percent (75%) of the First Option Shares shall become "Vested Shares" on the third annual anniversary of the First Option Grant Date in accordance with the terms of the Plan. Only upon the occurrence of a Liquidity Event that results in LLC2 achieving an overall compounded IRR of 15% on its investment in the Portfolio Company as at such time, will any such "Vested Shares" become "Exercisable Shares." Until such time, you will not have the right to exercise all or any portion of the First Option, whether or not vested.

                  (b) For purposes of this Option Agreement, the Second Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares" as described in this subsection. Twenty-five percent (25%) of the Second Option Shares shall become "Vested Shares" on the second annual anniversary of the Second Option Grant Date and seventy-five percent (75%) of the Second Option Shares shall become "Vested Shares" on the third annual anniversary of the Second Option Grant Date in accordance with the terms of the Plan. Only upon the occurrence of a Liquidity Event that results in LLC2 achieving an overall compounded IRR of 15% on its investment in the Portfolio Company as at such time, will any such "Vested Shares" become "Exercisable Shares." Until such time, you will not have the right to exercise all or any portion of the Second Option, whether or not vested.

                  (c) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise an Option to purchase all or a portion of the applicable number of Exercisable Shares underlying such Option at any time prior to the termination of such Option pursuant to this Option Agreement. In no event shall you be entitled to exercise an Option for any Nonvested Shares, Vested Shares that are not Exercisable Shares or for a fraction of an Exercisable Share.

                  (d) The unexercised portion of the First Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the First Option Grant Date.

                  (e) The unexercised portion of the Second Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the Second Option Grant Date.

                  (f) Any exercise by you of an Option must be in writing addressed to the Treasurer of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Treasurer), and must be accompanied by a certified or bank check payable to the order of the Company in the full amount of the relevant exercise price of the shares so purchased, or in such other manner as described in the Plan and approved by the Committee.

         4.       Termination of Employment.

                  In the case of termination of your employment with the Company or any Related Entity for Cause, as defined pursuant to Section 8(d) of the Employment


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Agreement, you shall immediately forfeit your rights under the Options, including rights in any Vested Shares and/or Exercisable Shares, except as to those Option Shares already purchased.

         5.       Transferability.

                  Except as provided in Section 8 hereof, the Options and any rights or interests therein are not assignable or transferable by you except by will or the laws of descent and distribution, and during your lifetime, each Option shall be exercisable only by you or, in the event that a legal representative has been appointed in connection with your Permanent Disability, such legal representative.

         6.       Registration.

                  The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable securities laws of any other jurisdiction to permit exercise of either Option or to issue any Common Stock in violation of the Securities Act or any applicable securities laws of any other jurisdiction. You (or in the event of your death or, in the event a legal representative has been appointed in connection with your Permanent Disability, the Person exercising an Option) must, as a condition to your right to exercise an Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable securities laws of any other jurisdiction.

                  Certificates for Option Shares, when issued, will have substantially the following legend, or statements of other applicable restrictions, endorsed thereon (or any other legend that may be required for issuance to a Person outside the United States), and may not be immediately transferable:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL, STATE OR OTHER LAWS.

                  The foregoing legend will not be required for Option Shares issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.


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         7.       Withholding Taxes.

                  By acceptance hereof, you hereby (i) agree to reimburse the Company or any Related Entity by which you are employed for any Canadian or U.S. federal, provincial, state, local or foreign taxes required by any government to be withheld or otherwise deducted by such corporation in respect of your exercise of all or a portion of an Option; (ii) authorize the Company or any Related Entity by which you are employed to withhold from any cash compensation paid to you or on your behalf, an amount sufficient to discharge any Canadian or U.S. federal, provincial, state, local or foreign taxes imposed on the Company, or the Related Entity by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of all or a portion of an Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which you are entitled upon exercise of an Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of such Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

         8.       Purchase Option.

                  (a) If (i) your employment with the Company or a Related Entity terminates for any reason at any time or (ii) a Change of Control occurs, the Company and/or its designee(s) shall have the option (the "Purchase Option") to purchase, and if the Purchase Option is exercised, you (or your executor or the administrator of your estate or the Person who acquired the right to exercise an Option by bequest or inheritance in the event of your death, or your legal representative in the event of your incapacity (hereinafter, collectively with such optionee, the "Grantor")) shall sell to the Company and/or its assignee(s), all or any portion (at the Company's option) of the Option Shares and/or the Option or Options held by the Grantor (such Option Shares and Option or Options collectively being referred to as the "Purchasable Shares").

                  (b) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one (1) year from the date of the termination of your employment or engagement or such Change of Control. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of Directors of the Fair Market Value per share of such Purchasable Shares. If no notice is given within the time limit specified above, the Purchase Option shall terminate.

                  (c) The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, in the case of any Option Shares, the Fair Market Value per share as of the date of notice of exercise of the Purchase Option times the number of shares being purchased, in the case of the First Option, the Fair Market Value per share less the applicable per share First Option Exercise Price, times the number of Exercisable Shares subject to such First Option which are being purchased, and in the case of the Second Option, the Fair Market Value per share less the applicable per share Second Option Exercise Price, times the number of Exercisable Shares subject to such Second Option which are being purchased. The purchase price shall be paid in


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cash. The closing of such purchase shall take place at the Company's principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchaser(s) the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchaser(s). In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchaser(s) the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

                  (d) To assure the enforceability of the Company's rights under this Section 8, each certificate or instrument representing Option Shares subject to this Option Agreement shall bear a conspicuous legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 1998 STOCK OPTION PLAN, AS AMENDED, AND A STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH OPTION PLAN AND OPTION AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

         9.       Stockholders Agreement.

                  You acknowledge and agree that upon exercise of an Option, you will enter into and become bound by the Stockholders Agreement among the Company and the other parties thereto, substantially in the form made available to you concurrently herewith, as such Stockholders Agreement may be subsequently modified or amended.

                  To the extent required by the Stockholders Agreement, certificates for Option Shares, when issued, will have substantially the following legend:

                  THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 1, 1998, A COPY OF WHICH MAY BE OBTAINED FROM CLIENTLOGIC HOLDING CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.


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         10.      Multiple Classes and Series of Stock.

                  Certificates for Option Shares, when issued, will have substantially the following legend:

                  THE ISSUER IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS AND TO ISSUE SHARES IN MORE THAN ONE SERIES OF AT LEAST ONE CLASS. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         11.      Miscellaneous.

                  (a) This Option Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

                  (b) This Option Agreement is not a contract of employment and the terms of your employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Related Entity to continue your employment, or (ii) on your part to remain in the employ of the Company or any Related Entity.

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                  Please indicate your acceptance of all the terms and
conditions of the Option and the Plan by signing and returning a copy of this Option Agreement.

                                  Very truly yours,

                                  CLIENTLOGIC HOLDING CORPORATION

                                  By:  /s/ GENE MORPHIS
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                                  Its:
                                      ------------------------------------------
ACCEPTED:

/s/ MARK BRIGGS
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Signature of Optionee

Mark Briggs
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Name of Optionee (Please Print)


Date:
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